                                                                    EXHIBIT 10.1

                                  Exhibit 10.1
                                     to the
                           Annual Report on Form 10-K
                                       for
                        the year ended December 31, 1996
                                       for
                           Fort Brooke Bancorporation


                  Agreement and Plan of Merger, by and between The Colonial BancGroup, Inc. and the Registrant, dated November 18, 1996

                                   [Attached]

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                          THE COLONIAL BANCGROUP, INC.,

                                       AND

                           FORT BROOKE BANCORPORATION

                                   DATED AS OF

                                NOVEMBER 18, 1996

                                TABLE OF CONTENTS


CAPTION                                                                     PAGE
-------                                                                     ----
ARTICLE 1 - NAME

         1.1      Name..........................................................

ARTICLE 2 - MERGER - TERMS AND CONDITIONS

         2.1      Applicable Law................................................
         2.2      Corporate Existence...........................................
         2.3      Articles of Incorporation and Bylaws..........................
         2.4      Resulting Corporation's Officers and Board....................
         2.5      Stockholder Approval..........................................
         2.6      Further Acts..................................................
         2.7      Effective Date and Closing....................................
         2.8      Subsidiary Bank Merger........................................

ARTICLE 3 - CONVERSION OF ACQUIRED CORPORATION STOCK

         3.1      Conversion of Acquired Corporation Stock......................
         3.2      Surrender of Acquired Corporation Stock.......................
         3.3      Fractional Shares.............................................
         3.4      Adjustments...................................................
         3.5      BancGroup Stock...............................................
         3.6      Dissenting Rights.............................................

ARTICLE 4 - REPRESENTATIONS, WARRANTIES AND
                  COVENANTS OF BANCGROUP

         4.1      Organization..................................................
         4.2      Capital Stock.................................................
         4.3      Financial Statements; Taxes...................................
         4.4      No Conflict with Other Instrument.............................
         4.5      Absence of Material Adverse Change............................
         4.6      Approval of Agreements........................................
         4.7      Tax Treatment.................................................
         4.8      Title and Related Matters.....................................
         4.9      Subsidiaries..................................................
         4.10     Contracts.....................................................
         4.11     Litigation....................................................
         4.12     Compliance....................................................

         4.13     Registration Statement........................................
         4.14     SEC Filings...................................................
         4.15     Form S-4......................................................
         4.16     Brokers.......................................................
         4.17     Government Authorization......................................
         4.18     Absence of Regulatory Communications..........................
         4.19     Disclosure....................................................

ARTICLE 5 - REPRESENTATIONS, WARRANTIES AND
            COVENANTS OF ACQUIRED CORPORATION

         5.1      Organization..................................................
         5.2      Capital Stock.................................................
         5.3      Subsidiaries..................................................
         5.4      Financial Statements; Taxes...................................
         5.5      Absence of Certain Changes or Events..........................
         5.6      Title and Related Matters.....................................
         5.7      Commitments...................................................
         5.8      Charter and Bylaws............................................
         5.9      Litigation....................................................
         5.10     Material Contract Defaults....................................
         5.11     No Conflict with Other Instrument.............................
         5.12     Governmental Authorization....................................
         5.13     Absence of Regulatory Communications..........................
         5.14     Absence of Material Adverse Change............................
         5.15     Insurance.....................................................
         5.16     Pension and Employee Benefit Plans............................
         5.17     Buy-Sell Agreement............................................
         5.18     Brokers.......................................................
         5.19     Approval of Agreements........................................
         5.20     Disclosure....................................................
         5.21     Registration Statement........................................
         5.22     Loans; Adequacy of Allowance for Loan Losses..................
         5.23     Environmental Matters.........................................
         5.24     Transfer of Shares............................................
         5.25     Collective Bargaining.........................................
         5.26     Labor Disputes................................................
         5.27     Derivative Contracts..........................................

ARTICLE 6 - ADDITIONAL COVENANTS

         6.1      Additional Covenants of BancGroup.............................
         6.2      Additional Covenants of Acquired Corporation..................

ARTICLE 7 - MUTUAL COVENANTS AND AGREEMENTS

         7.1      Best Efforts; Cooperation
         7.2      Press Release
         7.3      Mutual Disclosure
         7.4      Access to Properties and Records
         7.5      Notice of Adverse Changes

ARTICLE 8 - CONDITIONS TO OBLIGATIONS OF ALL PARTIES

         8.1      Approval of Shareholders......................................
         8.2      Regulatory Authority Approval.................................
         8.3      Litigation....................................................
         8.4      Registration Statement........................................
         8.5      Tax Opinion...................................................

ARTICLE 9 - CONDITIONS TO OBLIGATIONS OF ACQUIRED CORPORATION

         9.1      Representations, Warranties and Covenants.....................
         9.2      Adverse Changes...............................................
         9.3      Closing Certificate...........................................
         9.4      Opinion of Counsel............................................
         9.5      Fairness Opinion..............................................
         9.6      NYSE Listing..................................................
         9.7      Other Matters.................................................
         9.8      Material Events...............................................

ARTICLE 10 - CONDITIONS TO OBLIGATIONS OF BANCGROUP

         10.1     Representations, Warranties and Covenants.....................
         10.2     Adverse Changes...............................................
         10.3     Closing Certificate...........................................
         10.4     Opinion of Counsel............................................
         10.5     Controlling Shareholders......................................
         10.6     Other Matters.................................................
         10.7     Dissenters....................................................
         10.8     Material Events...............................................
         10.9     Severance Agreements..........................................
         10.10    Pooling of Interest...........................................

ARTICLE 11 - TERMINATION OF REPRESENTATIONS AND WARRANTIES......................

ARTICLE 12 - NOTICES............................................................

ARTICLE 13 - AMENDMENT OR TERMINATION

         13.1     Amendment.....................................................
         13.2     Termination...................................................
         13.3     Damages.......................................................

ARTICLE 14 - DEFINITIONS........................................................

ARTICLE 15 - MISCELLANEOUS

         15.1     Expenses......................................................
         15.2     Benefit.......................................................
         15.3     Governing Law.................................................
         15.4     Counterparts..................................................
         15.5     Headings......................................................
         15.6     Severability..................................................
         15.7     Construction..................................................
         15.8     Return of Information.........................................
         15.9     Equitable Remedies............................................
         15.10    Attorneys' Fees...............................................
         15.11    No Waiver.....................................................
         15.12    Remedies Cumulative...........................................
         15.13    Entire Contract...............................................

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of this the 18th day of November 1996, by and between FORT BROOKE BANCORPORATION ("Acquired Corporation"), a Florida corporation, a THE COLONIAL BANCGROUP, INC. ("BancGroup"), a Delaware corporation.

                                   WITNESSETH

         WHEREAS, Acquired Corporation operates as a bank holding company for its wholly owned subsidiary, Fort Brooke Bank (the "Bank"), with its principal office in Brandon, Florida; and

         WHEREAS, BancGroup is a bank holding company with Subsidiary banks in Alabama, Florida, Georgia and Tennessee; and

         WHEREAS, Acquired Corporation wishes to merge with BancGroup; and

         WHEREAS, it is the intention of BancGroup and Acquired Corporation that such Merger shall qualify for federal income tax purposes as a "reorganization" within the meaning of section 368(a) of the Code, as defined herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereto agree as follows:

                                    ARTICLE 1
                                      NAME

         1.1 Name. The name of the corporation resulting from the Merger shall be "The Colonial BancGroup, Inc."

                                    ARTICLE 2
                         MERGER -- TERMS AND CONDITIONS

         2.1 APPLICABLE LAW. On the Effective Date, Acquired Corporation shall be merged with and into BancGroup (herein referred to as the "Resulting Corporation" whenever reference is made to it as of the time of merger or thereafter). The Merger shall be undertaken pursuant to the provisions of and with the effect provided in the DGCL and, to the extent applicable, the FBCA. The offices and facilities of Acquired Corporation and of BancGroup shall become the offices and facilities of the Resulting Corporation.

         2.2 CORPORATE EXISTENCE. On the Effective Date, the corporate existence of Acquired Corporation and of BancGroup shall, as provided in the DGCL and the FBCA, be merged into and continued and the Resulting Corporation shall be deemed to be the same corporation as

Acquired Corporation and BancGroup. All rights, franchises and interests of Acquired Corporation and BancGroup, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Resulting Corporation by virtue of the Merger without any deed or other transfer. The Resulting Corporation on the Effective Date, and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, transfer agent and registrar of stocks and bonds, guardian of estates, assignee, and receiver and in every other fiduciary capacity and in every agency, and capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Acquired Corporation and BancGroup, respectively, on the Effective Date.

         2.3 ARTICLES OF INCORPORATION AND BYLAWS. On the Effective Date, the certificate of incorporation and bylaws of the Resulting Corporation shall be the restated certificate of incorporation and bylaws of BancGroup as they exist immediately before the Effective Date.

         2.4 RESULTING CORPORATION'S OFFICERS AND BOARD. The board of directors and the officers of the Resulting Corporation on the Effective Date shall consist of those persons serving in such capacities of BancGroup as of the Effective Date.

         2.5 STOCKHOLDER APPROVAL. This Agreement shall be submitted to the shareholders of Acquired Corporation at the Stockholders Meeting to be held as promptly as practicable consistent with the satisfaction of the conditions set forth in this Agreement. Upon approval by the requisite vote of the shareholders of Acquired Corporation as required by applicable Law, the Merger shall become effective as soon as practicable thereafter in the manner provided in section
2.7 hereof.

         2.6 FURTHER ACTS. If, at any time after the Effective Date, the Resulting Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect, confirm or record, in the Resulting Corporation, title to and possession of any property or right of Acquired Corporation or BancGroup, acquired as a result of the Merger, or (ii) otherwise to carry out the purposes of this Agreement, BancGroup and its officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all acts necessary or proper to vest, perfect or confirm title to, and possession of, such property or rights in the Resulting Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors. If the Resulting Corporation are fully authorized in the name of Acquired Corporation or BancGroup, or otherwise, to take any and all such action.

         2.7 EFFECTIVE DATE AND CLOSING. Subject to the terms of all requirements of Law and the conditions specified in this Agreement, the Merger shall become effective on the date specified in the Certificate of Merger to be issued by the Secretary of State of the State of Delaware (such time being herein called the "Effective Date"). The Closing shall take place at the offices of BancGroup, in Montgomery, Alabama, at 11:00 a.m. on the date that the Effective Date occurs or at such other place and time that the Parties may mutually agree.

         2.8 SUBSIDIARY BANK MERGER. BancGroup and Acquired Corporation anticipate that immediately after the Effective Date the Bank will merge with and into Colonial Bank, BancGroup's Florida incorporated Subsidiary bank ("Colonial Bank"). The exact timing and structure of such merger are not known at this time, and BancGroup in its discretion will finalize such timing and structure at a later date. Acquired Corporation will cooperate with BancGroup in the execution of appropriate documentation relating to such merger.

                                    ARTICLE 3
                    CONVERSION OF ACQUIRED CORPORATION STOCK

         3.1 CONVERSION OF ACQUIRED CORPORATION DOCK. (a) On the Effective Date, each share of common stock of Acquired Corporation outstanding and held by Acquired Corporation's shareholders (the "Acquired Corporation Stock"), shall be converted by operation of law and without any action by any hole for thereof into shares of BancGroup Common Stock at a per share price of $31.50 (the "Merger Consideration") as specified below. Specifically, each outstanding share of Acquired Corporation Stock shall (subject to section 3.3 hereof), be converted into such numb her of shares of BancGroup Common Stock equal to $31.50 divided by the Market Value. The "Market Value" shall represent the per share market value of the BancGroup Common Stock at the Effective Date and shall be determined by calculating the average of the closing prices of the Common Stock of BancGroup as reported by the NYSE on each of the ten (10) consecutive trading days ending on the trading day immediately preceding the Effective Date, provided that if the Market Value, as calculated, is less than $32.00, the Market Value shall be deemed to be $32.00, and if the Market Value, as calculated, is greater than $39.00, the Market Value shall be deemed to be $39.00. Accordingly, the maxi number of shares of BancGroup Common Stock to be issued in the Merger shall be 975,076 and the minimum number of shares of BancGroup Common Stock to be issued in the Merger shall be 800,062 assuming 990,553 shares of Acquired Corporation common stock outstanding. To the extent that the number of shares of Acquired Corporation Stock may increase based upon the exercise of Acquired Corporation Options, the number of shares of BancGroup Common Stock to be issued in the Merger shall be increased with each share of Acquired Corporation Stock outstanding at the Effective Date exchanged for share is of BancGroup Common Stock equal to $31.50 divided by the Market Value, provided th for this purpose the Market Value shall be deemed to be no less than $32.00 and no greater than $39.00.

         (b)(i) On the Effective Date, BancGroup shall assume all Acquired Corporation Options outstanding, and each such option shall cat to represent a right to acquire Acquired Corporation common stock and shall, instead, represent the right to acquire BancGroup Common Stock on substantially the sate terms applicable to the Acquired Corporation Options except as specified below in this section. The number of shares of BancGroup Common Stock to be issued pursuant to such options shall equal the number of shares of Acquired Corporation common stock $] object to such Acquired Corporation Options multiplied by the Exchange

Ratio, provided that no fractions of shares of BancGroup Common Stock shall be issued and the number of shares of BancGroup Common Stock to be issued upon the exercise of Acquired Corporation Options, if a fractional share exists, shall equal the number of whole shares obtained by rounding to the nearest whole number, giving account to such fraction. The exercise price for the acquisition of BancGroup Common Stock shall be the exercise price for each share of Acquired Corporation common stock subject to such c options divided by the Exchange Ratio, adjusted appropriately for any rounding to whole shares that may be done. For purposes of this section 3.1(b)(i), the "Exchange Ratio" shall mean the result obtained by dividing $31.50 by the Market Value. It is intended that the assumption by BancGroup of the Acquired Corporation Options shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Code as to any stock option which is an "incentive stock option."
Schedule 3.1 hereto sets forth the names of all persons holding Acquired Corporation Options, the number of shares of Acquired Corporation common stock subject to such options, the exercise price and the expiration date of such options.

         (ii) As an alternative to the assumption of Acquired Corporation Options provided for in section 3.1(b)(i), the holder of each such option may elect on the Effective Date, by properly surrendering to Acquired Corporation the Acquired Corporation Options, to receive shares of BancGroup Common Stock for the difference between the exercise price (the "Exercise Price") of the Acquired Corporation so surrendered and $31.50. The number of shares of BancGroup Common Stock to be issued to such holder shall be such number of shares as shall equal ($31.50 less the Exercise Price) divided by the Market Value.

         (iii) BancGroup shall file at its expense a registration statement with the SEC on Form S-8 or such other appropriate form (including the Form S-4 to be filed in connection with the Merger) with respect to the shares of BancGroup Common Stock to be issued pursuant to Acquired Corporation Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement outstanding. Such shares shall also be registered or qualified for sale under the securities laws of any state in which registration or qualification is necessary.

         3.2 SURRENDER OF ACQUIRED CORPORATION STOCK. After the Effective Date, each holder of an outstanding certificate or certificates which prior thereto represented shares of Acquired Corporation Stock who is entitled to received BancGroup Common Stock shall be entitled, upon surrender to BancGroup Common Stock shall be entitled, upon surrender to BancGroup of their certificate or certificates representing shares of Acquired Corporation Stock (or an affidavit or affirmation by such holder of the loss, theft, or destruction of such certificate or certificates in such form as BancGroup may reasonably require and, if BancGroup reasonably requires, a bond of indemnity in form and amount, and issued by such sureties, as BancGroup may reasonably require), to receive in exchange therefor a certificate or certificates representing the number of whole shares of BancGroup Common Stock into and for which the shares of Acquired Corporation Stock so surrendered shall have been converted, such certificates to be of such denominations and registered in such names as such holder may reasonably request. Until so surrendered and exchanged, each such outstanding certificate which, prior to the Effective Date, represented shares of Acquired Corporation Stock and which is to be converted into BancGroup Common Stock shall for all purposes evidence owners hip of the BancGroup Common Stock into and for which such shares shall have been so converted, except that no dividends or other distributions with respect to such BancGroup (common Stock shall be made until the certificates previously representing shares of Acquired Corporation Stock shall have been properly tendered.

         3.3 FRACTIONAL SHARES. No fractional shams of BancGroup Common Stock shall be issued, and each holder of shares of Acquired Corporation Stock having a fractional interest arising upon the conversion of such shares|into shares of BancGroup Common Stock shall, at the time of surrender of the certificates previously representing Acquired Corporation Stock, be paid by BancGroup an amount in cash equal to the Market Value of such fractional share.

         3.4 ADJUSTMENTS. In the event that prior to the Effective Date BancGroup Common Stock shall be changed into a different number of shares or a different class of shares by reason of any recapitalization or reclassification, stock dividend, combination, stock split, or reverse stock split of the BancGroup Common Stock, an appropriate and proportionate adjustment shall be made in the number of shares of BancGroup Common Stock into which the Acquired Corporation Stock shall he converted.

         3.5 BANCGROUP STOCK. The shares of Common Stock of BancGroup issued and outstanding immediately before the Effective Date shall continue to be issued and outstanding shares of the Resulting Corporation.

         3.6 DISSENTING RIGHTS. Any shareholder of Acquired Corporation who shall have, prior to the vote with respect to approval of the Merger, furnished notice of intent to demand payment for his shares if the Merger is approved, who shall not have voted such shares in favor of this Agreement and who shall have complied with all other requirements set forth in the FBCA relating to the establishment Of preservation of rights of dissenting shareholders, shall be entitled to receive payment for the fair value of his Acquired Corporation Stock. If after the Effective Date dissenting shareholder of Acquired Corporation fails to perfect, or effectively withdraws or loses, his right to appraisal and payment for his shares of Acquired Corporation Stock, BancGroup shall issue and deliver the consideration to which such holder of shares of Acquired Corporation Stock is entitled under Section 3.1 (without interest) upon surrender of such holder of the certificate or certificates representing shares of Acquired Corporation Stock held by him.

                                    ARTICLE 4
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF BANCGROUP

         BancGroup represents, warrants and covenants to and with Acquired Corporation as follows:

         4.1 ORGANIZATION. BancGroup is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. BancGroup has the necessary corporate powers to carry on its business as presently conducted and is qualified to do business in every jurisdiction in which the character and location of the Assets owned by it or the nature of the business transacted by it requires qualification or in which the failure to qualify could, individually or in the aggregate, have a Material Adverse Effect.

         4.2 CAPITAL STOCK. (a) The authorized capital stock of BancGroup consists of (A) 44,000,000 shares of Common Stock, $2.50 par value per shard, of which as of September 19, 1996, 16,296,558 shares were validly issued and outstanding, fully paid and nonassessable and are not subject to preemptive rights (not counting additional shares subject to issue pursuant to stock option and other plans and convertible debentures), and (B) 1,000,000 shares of Preference Stock, $2.50 par value per share, none of which are issued and outstanding. The shares of BancGroup Common Stock to be issued in the Merger are duly authorized and, when so issued, will be validly issued and outstanding, fully paid and nonassessable, will have been registered under the 1933 Act, and will have been registered or qualified under the securities laws of all jurisdictions in which such registration or qualification is required, based upon information provided by Acquired Corporation.

         (b) The authorized capital stock of each Subsidiary of BancGroup is validly issued and outstanding, fully paid and nonassessable, and each Subsidiary is wholly owned, directly or indirectly, by BancGroup.

         4.3 FINANCIAL STATEMENTS; TAXES. (a) BancGroup has delivered to Acquired Corporation copies of the following financial statements of BancGroup.

                  (i) Consolidated balance sheets as of December 31, 1994, and December 31, 1995, and for the nine months ended September 30, 1996;

                  (ii) Consolidated statements of operations for each of the three years ended December 31, 1993, 1994 and 1995, and for the nine months ended September 30, 1996;

                  (iii) Consolidated statements of cash flows for each of the three years ended December 31, 1993, 1994 and 1995, and for the nine months ended September 30, 1996; and

                  (iv) Consolidated statements of changes in shareholders' equity for the three years ended December 31, 1993, 1994 and 1995, and for the nine months ended September 30, 1996.

All such financial statements are in all material respects in accordance with the books and records of BancGroup and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such statements. Each of the consolidated balance sheets presents fairly as of its date the consolidated financial condition of BancGroup and its Subsidiaries. Except as and to the extent reflected or reserved against in such balance sheets (including the notes thereto) BancGroup did not have, as of the dates of such balance sheets, any material Liabilities c or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The statements of consolidated income, shareholders' equity and changes in consolidated financial position present fairly the results of operations and changes id financial position of BancGroup and its Subsidiaries for the periods indicated. The foregoing representations, insofar as they relate to the unaudited interim financial statement, of BancGroup for the nine months ended September 30, 1996, are subject in all cases to normal recurring year-end adjustments and the omission of footnote disclosure.

                  (b) All Tax returns required to be fill d by or on behalf of BancGroup have been timely filed (or requests for extensions therefor have been timely filed and granted and have not expired), and all returns filed are complete and accurate in all material respects. All Taxes shown on these returns to be due and all additional assessments receded have been paid. The amounts recorded for Taxes on the balance sheets provided under section 4.3(a) are, to the Knowledge of BancGroup, sufficient in all material respects for the payment of all unpaid federal, state, county, local, foreign or other Taxes (including any interest or penalties) of BancGroup accrued for or Applicable to the period ended on the dates thereof, and all years and periods prior thereto and for which BancGroup may at such dates have been liable in its own right or as transferee of the Assets of, or as successor to, any other corporation or other party. No audit, examination or investigation is presently being conducted or, to the Knowledge of BancGroup, threatened by any taxing authority which is likely to result in a material Tax Liability, no material unpaid Tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative and no agreements for extension of time for the assessment of any material amount of Tax have been entered into by or on behalf of BancGroup BancGroup has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in material compliance with all Tax withholding provisions of applicable federal, state, foreign and local Laws (including without limitation, income, social security and employment Tax withholding for all hues of compensation).

         4.4 NO CONFLICT WITH OTHER INSTRUMENT. The consummation of the transactions contemplated by this Agreement will not result in a breach of or constitute a Default (without regard to the giving of notice or the passage of time) under any material Contract, indenture, mortgage, deed of trust or other material agreement or instrument to which BancGroup or any of its Subsidiaries is a party or by which they or their Assets may be bound; will not conflict with any provision of the restated certificate of incorporation or bylaws of BancGroup or the articles of incorporation or bylaws of any of its Subsidiaries; and will not violate any provision of any Law, regulation, judgment or decree binding on them or any of their Assets.

         4.5 ABSENCE OF MATERIAL ADVERSE CHANCE. Since the date of the most recent balance sheet provided under section 4.3(a)(i) above, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancGroup.

         4.6 APPROVAL OF AGREEMENTS. The board of directors of BancGroup has approved this Agreement and the transactions contemplated by it and has authorized the execution and delivery by BancGroup of this Agreement. This Agreement constitutes the legal, valid and binding obligation of BancGroup, enforceable against it in accordance with its terms. Approval of this Agreement by the stockholders of BancGroup is not required by applicable law. Subject to the matters referred to in section 8.2, BancGroup has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated by this Agreement. BancGroup lies no Knowledge of any fact or circumstance under which the appropriate regulatory approvals required by section 8.2 will not be granted without the imposition of material conditions or material delays.

         4.7 TAX TREATMENT. BancGroup has no present plan to sell or otherwise dispose of any of the Assets of Acquired Corporation, subsequent to the Merger, and BancGroup intends to continue the historic business of Acquired Corporation.

         4.8 TITLE AND RELATED MATTERS. BancGroup has good and marketable title to all the properties, interests in properties and Assets, real and personal, reflected in the most recent balance sheet referred to in section 4.3(a), or acquired after the date of such balance sheet (except properties, interests and Assets sold or otherwise disposed of since such date, in the ordinary course of business), free and clear of all mortgages, Liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes of such balance sheet, (ii) liens for current Taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties. To the knowledge of BancGroup, the material structures and equipment of BancGroup comply in all material respects with the requirements of all applicable Laws.

         4.9 SUBSIDIARIES. Each Subsidiary of BancGroup has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the jurisdiction of its incorporation and each Subsidiary has been duly qualified as a foreign corporation to transact business and is in good standing under the Laws of each other jurisdiction in which it clowns or leases properties, or conducts any business so as to require such qualification and in which the failure to be duly qualified could have a Material Adverse Effect upon BancGroup and its Subsidiaries considered as or the enterprise; each of the banking Subsidiaries of BancGroup has its deposits fully insured by the Federal Deposit Insurance Corporation to the extent provided by the Federal Deposit Insurance Act; and the businesses of the non-bank Subsidiaries of BancGroup are permitted to subsidiaries of registered bank holding companies.

         4.10 CONTRACTS. Neither BancGroup nor any of its Subsidiaries is in violation of its respective certificate of incorporation or bylaws or in Default in the performance or observance of any material obligation, agreement, cc covenant or condition contained in any Contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound.

         4.11 LITIGATION. Except as disclosed in or reserved for BancGroup's financial statements, there is no Litigation before or by any court or Agency, domestic or foreign, now pending, or, to the knowledge of BancGroup, threatened against or affecting BancGroup or any of its Subsidiaries (nor is BancGroup aware of any facts which could give rise to any such Litigation) which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which is likely to have any Material Adverse Effect or prospective Material Adverse Effect, or which is likely to materially and adversely affect the properties or Assets thereof or which is likely to materially affect or delay the consummation of the transactions contemplated by this Agreement; all pending legal or governmental proceedings to which BancGroup or any Subsidiary is a party or of which any of their properties is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and neither BancGroup for any of its Subsidiaries have any contingent obligations which could be considers material to BancGroup and its Subsidiaries considered as one enterprise which a re not disclosed in the Registration Statement as it may be amended or supplemented.

         4.12 COMPLIANCE. BancGroup and its Subsidiaries, in the conduct of their businesses, are to the Knowledge of BancGroup, in material compliance with all material federal, state or local Laws applicable to their or the conduct of their businesses.

         4.13 REGISTRATION STATEMENT. At the time the Registration Statement becomes effective and at the time of the Stockholders' Meeting, the Registration Statement, including the Proxy Statement which shall constitute a part thereof, will comply in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information furnished in writing to BancGroup by Acquired Corporation or any of its representatives expressly for use in the Proxy Statement or information included in the Prop Statement regarding the business of Acquired Corporation, its operations, Assets and capital.

         4.14 SEC FILINGS. (a) BancGroup has heretofore delivered to Acquired Corporation copies of BancGroup's: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (ii) 1995 Annual Report to Shareholders; (iii) Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 1996; and (iv) any reports on Form 8-K, filed by BancGroup with the SEC since December 31, 1995. Since December 31, 1995, BancGroup has timely filed all reports and registration statements and the documents required to be filet the SEC under the rules and regulations of the SEC and all such reports and registration statements or other documents have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all the applicable requirements of the 1933 Act and the 1934 Act. As of the respective filing and effective dates, none of such reports or registration statements or other documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated there) nor necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The documents incorporated by reference time they were filed with the SEC, complied in all m of the 1934 Act and Regulations thereunder and w] information in the Registration Statement will not co fact or omit to state a material fact required to be s statements therein not misleading at the time the Re or at the time of the Stockholders Meeting.

         4.15 FORM S-4. The conditions for use of a registration statement on SEC Form S-4 set forth in the General Instructions on Form S-4 have been or will be satisfied with respect to BancGroup and the Registration Statement.

         4.16 BROKERS. All negotiations relative to this Agreement and the transactions contemplated by this Agreement have been carried on by BancGroup directly with Acquired Corporation and without the intervention of any other person, either as a result of any act of BancGroup or otherwise in such manner as to give rights to any valid claim against BancGroup for finders fees, brokerage commission or other like payments.

         4.17 GOVERNMENT AUTHORIZATION. BancGroup and its Subsidiaries have all Permits that, to the Knowledge of BancGroup and its Subsidiaries, are or will be legally required to enable BancGroup or any of its Subsidiaries to conduct their businesses in all material respects as now conducted by each of them.

         4.18 ABSENCE OF REGULATORY COMMUNICATIONS. Neither BancGroup nor any of its Subsidiaries is subject to, or has received during the past three (3) years, any written communication directed specifically to it from any Agency to which it is subject, pursuant to which such Agency has imposed or has indicated it may impose any material restrictions on the operations of, or the business conducted by, such company or in which such Agency has raised a material question concerning the condition, financial or otherwise, of such company.

         4.19 DISCLOSURE. No representation or warranty, or any statement or certificate furnished or to be furnished to Acquired Corporation by BancGroup, contains or will contain any untrue statement of a material fact, or omit or will omit to state a material fact necessary to make the statements contained in this Agreement or in any such statement or certificate not misleading.

                                    ARTICLE 5
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF ACQUIRED
                                   CORPORATION

         Acquired Corporation represents, warrants and covenants to and with BancGroup as follows:

         5.1 ORGANIZATION. Acquired Corporation is a Florida corporation, and the Bank is a Florida state bank. Each Acquired Corporation Company is duly organized, validly existing and in good standing under the respective Laws of its jurisdiction of incorporation and has all requisite power and authority to carry on its business as it is now being conducted and is qualified to do business in every jurisdiction in which the character and location of the Assets owned by it or the nature of the business transaction by it requires qualification or in which the failure to qualify could, individually, or in the aggregate, have a Material Adverse Effect.

         5.2 CAPITAL STOCK. (i) As of October 31, 1996, the authorized capital stock of Acquired Corporation consisted of 10,000,000 shares of common stock, $.001 par value per share, 990,553 shares of which are issued and outstanding. All of such shares which are outstanding are validly issued, fully paid and nonassessable and not subject to preemptive rights. Acquired Corporation has 60,410 shares of its common stock subject to exercise at any time pursuant to Acquired Corporation Options. Except for the foregoing, Acquired Corporation does not have any other arrangements or commitments obligating it to issue shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock, including the granting of additional options to purchase its common stock.

         5.3 SUBSIDIARIES. Acquired Corporation has no direct Subsidiaries other than the Bank, and there are no Subsidiaries of the Bank. Acquired Corporation owns all of the issued and outstanding capital stock of the Bank free and clear of any liens, claims or encumbrances of any kind. All of the issued and outstanding shares of capital stock of the Subsidiaries have been validly issued and are fully paid and non-assessable. As of October 31, 1996, there were 2,000,000 shares of the common stock par value $8.00 per share, authorized of the Bank, 990,553 of which are issued and outstanding and wholly owned by Acquired Corporation. The Bank has no arrangements or commitments obligating it to issue shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock.

         5.4 FINANCIAL STATEMENTS; TAXES.(a) Acquired Corporation has delivered to BancGroup copies of the following financial statements of Acquired
Corporation:

                  (i) Consolidated statements of financial condition as of December 31, 1995 and 1996, and for the nine months ended September 30, 1996;

                  (ii) Consolidated statements of incline for each of the three years ended December 31, 1994, 1995 and 1996, and for the nine months ended September 30, 1996;

                  (iii) Consolidated statements of stockholders' equity for each of the three years ended December 31, 1994, 1995, and 1996, and for the nine months ended September 30, 1996; and

                  (iv) Consolidated statements of cash flow for the three years ended December 31, 1994, 1995 and 1996, and for the nine months ended September 30, 1996.

         All of the foregoing financial statements are in all material respects in accordance with the books and records of Acquired Corporation and have been prepared in accordance with the generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except for changes required by GAAP, all as more particularly set forth in the notes to such statements. Each of such balance sheets presents fairly as of its date the financial condition of Acquired Corporation. Except as and to the extent reflected or reserved against in such balance sheets (including the notes thereto), Acquired Corporation did not have, as of the date of such balance sheets, any material Liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The statements of income, stockholders' equity and cash flows present fairly the results of operation, changes in shareholders equity and cash flows of Acquired Corporation for the periods indicated. The foregoing representations, insofar as they relate to the unaudited interim financial statements of Acquired Corporation for the nine months ended September 30, 1996, are subject in all cases to normal recurring year-end adjustments and the omission of footnote disclosure.

                  (b) Except as set forth on Schedule 5.4(b), all Tax returns required to be filed by or on behalf of Acquired Corporation has been timely filed (or requests for extensions therefor have been timely filed and granted and have not expired), and all returns filed are complete and accurate in all material respects. All Taxes shown on these returns to be due and all additional assessments received have been paid. The amounts recorded for Taxes on the balance sheets provided under section 5.4(a) are, to the Knowledge of Acquired Corporation, sufficient in all respects for the payment of all unpaid federal, state, county, local, foreign and Other Taxes (including any interest or penalties) of Acquired Corporation accrued for or applicable to the period ended on the dates thereof, and all years and periods prior thereto for which Acquired Corporation may at such dates have been liable in its own right or as a transferee of the Assets of, or as successor to, any other corporation or other party. No audit, examination or investigation is presently being conducted or, to the Knowledge of Acquired Corporation, threatened by any taxing authority which is likely to result in a material Tax Liability, no material unpaid Tax deficiencies or additional liability of any sort have been proposed by any governmental representative and no agreements for extension of tit re for the assessment of any material amount of Tax have been entered into by or on behalf of Acquired Corporation. Acquired Corporation has not executed an extension or waive r of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

                  (c) Each Acquired Corporation Company has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in material compliance with all Tax withholding provisions of applicable federal, state, foreign and local Laws (including without limitation, income, social security and employment Tax withholding for all types of compensation). Each Acquired Corporation Company is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under section 3406 of the Code.

         5.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on
Schedule 5.5, since the date of the most recent balance sheet provided under section 5.4(a)(i) above, no Acquired Corporation Company has

                  (a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury) except shares of common stock issued or to be issued upon the exercise of Acquired Corporation Options existing on the date hereof;

                  (b) borrowed or agreed to borrow any funds or incurred, or become subject to, any Liability (absolute or contingent) except borrowings, obligations (including purchase of federal funds) and Liabilities incurred in the ordinary course of business and consistent with past practice;

                  (c) paid any material obligation or Liability (absolute or contingent) other than current Liabilities reflected in or shown on the most recent balance sheet referred to in section 5.4(a)(i) and current Liabilities incurred since that date in the ordinary course of business and consistent with past practice;

                  (d) declared or made, or agreed to declare or make, any payment of dividends or distributions of any Assets of any kind whatsoever to shareholders, or purchased or redeemed, or agreed to purchase or redeem, any of its outstanding securities, provided, however, that Acquired Corporation shall be permitted to pay a cash dividend to its shareholders for the fourth quarter of 1996 and the first quarter of 1997. Such dividend shall be equal to $Dividend x .88732, where $Dividend equals the per share dividend paid by BancGroup for that quarter in question;

                  (e) except in the ordinary course of business, sold or transferred, or agreed to sell or transfer, any of its Assets, or canceled, or agreed to cancel, any debts or claims;

                  (f) except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its Assets, or requiring the consent of any party to the transfer and assignment of any of its Assets;

                  (g) suffered any Losses or waived any rights of value which in either event in the aggregate are material considering its business as a whole;

                  (h) except in the ordinary course of business, made or permitted any amendment or termination of any Contract, agreement or license to which it is a party if such amendment or termination is material considering its business as a whole;

                  (i) except in accordance with normal and usual practice, made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

                  (j) except in accordance with normal and usual practice, increased the rate of compensation payable to or to become payable to any of its officers or employees or made any material increase in any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for or with any of its officers or employees;

                  (k) received notice or had Knowledge or reason to believe that any of its substantial customers has terminated or intends to terminate its relationship, which termination would have a Material Adverse Effect on its financial condition, results of operations, business, Assets or properties;

                  (l) failed to operate its business in the ordinary course so as to preserve its business intact and to preserve the goodwill of its customers and others with whom it has business relations;

                  (m) failed to operate its business in the ordinary course so as to preserve its business intact and to preserve the goodwill of its customers and others with whom it has business relations;

                  (n) agreed in writing, or otherwise, to take any action described in clauses (a) through (m) above.

         Between the date hereof and the Effective Date, no Acquired Corporation Company, without the express written approval of BancGroup, will do any of the things listed in clauses (a) through (n) of this section 5.5 except as permitted therein or as contemplated in this Agreement, and no Acquired Corporation Company will enter into or amend any material Contract, other than Loans or renewals thereof entered into in the ordinary course of business, without the express written consent of BancGroup.

         5.6 TITLE AND RELATED MATTERS. (a) Title. Acquired Corporation has good and marketable title to all the properties, interest in properties and Assets, real and personal, reflected in the most recent balance sheet referred to in section 5.4(a)(i), or acquired after the date of such balance sheet (except properties, interests and Assets sold or otherwise disposed of since such date, in the ordinary course of business), free and clear of all mortgages, Liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to such balance sheet, (ii) Liens for current Taxes not yet due and payable and (iii) such imperfections of title and easements as do not mater ally detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties. The Acquired Corporation has no Knowledge that any of the material structures and equipment of each Acquired Corporation Company fail to comply in any material respect with the requirements of all applicable Laws.

                  (b) Leases. Schedule 5.6(b) sets forth a list and description of all real and personal property owned or leased by any Acquired Corporation Company, either as lessor or lessee.

                  (c) Personal Property. Schedule 5.6(c) sets forth a depreciation schedule of each Acquired Corporation Company's fixed Assets as of October 31, 1996.

                  (d) Computer Hardware and Software. Schedule 5.6(d) contains a description of all agreements relating to data processing computer software and hardware now being used in the business operations of any Acquired Corporation Company. Acquired Corporation is not aware of any defects, irregularities or problems with any of its computer hardware or software which renders such hardware or software unable to satisfactorily perform the tasks and functions to be performed by them in the business of any Acquired Corporation Company.

         5.7 COMMITMENTS. Except as set forth in Schedule 5.7, no Acquired Corporation Company is a party to any oral or written (i) Contracts for the employment of any officer or employee which is not terminable on 30 days' (or less) notice, (ii) profit sharing, bonus, deferred compensation, savings, stock option, severance pay, pension or retirement plan, agreement or arrangement,
(iii) loan agreement, indenture or similar agreement relating to the borrowing of money by such party, (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection, and guaranties made in the ordinary course of business, (v) consulting or other similar material Contracts, (vi) collective bargaining agreement, (vii) agreement with any present or former officer, director or shareholder of such party, or (viii) other Contract, agreement or other commitment which is material to the business, operations, property, prospects or Assets or to the condition, financial or otherwise, of any Acquired Corporation Company. Complete and accurate copies of all Contracts, plans and other items so listed have been made or will be made available to BancGroup for inspection.

         5.8 CHARTER AND BYLAWS. Schedule 5.8 contains true and correct copies of the articles of incorporation and bylaws of each Acquired Corporation Company, including all amendments thereto, as currently in effect. There will be no changes in such articles of incorporation or bylaws prior to the Effective Date, without the prior written consent of BancGroup.

         5.9 LITIGATION.There is no Litigation (whether or not purportedly on behalf of Acquired Corporation) pending or, to the Knowledge of Acquired Corporation, threatened against or affecting any Acquired Corporation Company (nor is Acquired Corporation aware of any facts which are likely to give rise to any such Litigation) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involves the possibility of any judgment or Liability not fully covered by insurance in excess of a reasonable deductible amount or which may have a Material Adverse Effect on Acquired Corporation, and no Acquired Corporation Company is in Default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, which Default would have a Material

Adverse Effect on Acquired Corporation. To the Knowledge of Acquired Corporation, each Acquired Corporation Company has complied in all material respects with all material applicable Laws and Regulations including those imposing Taxes, of any applicable jurisdiction and of all states, municipalities, other political subdivisions and Agencies, in respect of the ownership of its properties and the conduct of its business, which, if not complied with, would have a Material Adverse Effect on Acquired Corporation.

         5.10 MATERIAL CONTRACT DEFAULTS. Except disclosed on Schedule 5.10, no Acquired Corporation Company is in Default in any material respect under the terms of any material Contract, agreement, lease or other commitment which is or may be material to the business, operations, properties or Assets, or the condition, financial or otherwise, of such company and the Acquired Corporation has no Knowledge of any event which, with notice or lapse of time, or both, may be or become an event of Default under any such material Contract, agreement, lease or other commitment in respect of which adequate steps have not been taken to prevent such a Default from occurring.

         5.11 NO CONFLICT WITH OTHER INSTRUMENT. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of or constitute a Default under any material Contract, indenture, mortgage, deed of trust or other material agreement or instrument to which an, Acquired Corporation Company is a party and will not conflict with any provision of the charter or bylaws of any Acquired Corporation Company.

         5.12 GOVERNMENTAL AUTHORIZATION. Each Acquired Corporation Company has all Permits that, to the knowledge of Acquired Corporation, are or will be legally required to enable any Acquired Corporation Company to conduct its business in all material respects as now conducted by each Acquired Corporation Company.

         5.13 ABSENCE OF REGULATORY COMMUNICATION. Except as provided in
Schedule 5.13, no Acquired Corporation Company is subject to, nor has any Acquired Corporation Company received during the past three years, any written communication directed specifically to it from any Agency to which it is subject, pursuant to which such Agency has imposed or has indicated it may impose any material restrictions on the operations of, or the business conducted by, such company or in which such Agency has raised any material question concerning the condition, financial or otherwise, of such Company.

         5.14 ABSENCE OF MATERIAL ADVERSE CHANGE. To the Knowledge of Acquired Corporation, since the date of the most recent balance sheet provided under section 5.4(a)(i), there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on any Acquired Corporation Company.

         5.15 INSURANCE. Each Acquired Corporation Company has in effect insurance coverage and bonds with reputable insurers which, in respect to amounts, types and risks, insured, management of Acquired Corporation reasonably believes to be adequate for the type of business conducted by such company. No Acquired Corporation Company is liable for any material retroactive premium adjustment. All insurance policies and bonds are valid, enforceable and in full force and effect, and no Acquired Corporation Company has received any notice of any material premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, no Acquired Corporation Company has been refused any insurance coverage which it has sought or applied for, and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums that do not result from any extraordinary loss experience. All policies of insurance presently held or policies containing substantially equivalent coverage will be outstanding and in full force with respect to each Acquired Corporation Company at all times from the date hereof to the Effective Date.

         5.16 PENSION AND EMPLOYEE BENEFIT PLANS.

         (a) To the Knowledge of Acquired Corporation, all employee benefit plans of each Acquired Corporation Company have been established in compliance with, and such plans have been operated in material compliance with, all applicable Laws. Except as set forth in Schedule 5.16, no Acquired Corporation Company sponsors or otherwise maintains a "pension plan" within the meaning of section 3(2) of ERISA or any other retirement plan other than the Bank's 401k Profit Sharing Plan that is intended to qualify under section 401 of the Code, nor do any unfunded Liabilities exist with respect to any employee benefit plan, past or present. To the Knowledge of Acquired Corporation, no employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in section 4975 of the Code, which may have a Material Adverse Effect on the condition, financial or otherwise, of any Acquired Corporation Company.

         (b) To the Knowledge of Acquired Corporation, no amounts payable to any employee of any Acquired Corporation Company will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code and regulations thereunder.

         5.17 BUY-SELL AGREEMENT. To the Knowledge of Acquired Corporation, there are no agreements among any of its shareholders granting to any person or persons a right of first refusal in respect of the sale, transfer, or other disposition of shares of outstanding securities by any shareholder of Acquired Corporation, any similar agreement or any voting agreement or voting trust in respect of any such shares.

         5.18 BROKERS. All negotiations relative to this Agreement and the transactions contemplated by this Agreement have been carried on by Acquired Corporation directly with BancGroup and without the intervention of any other person, either as a result of any act of Acquired Corporation, or otherwise, in such manner as to give rise to any valid claim against Acquired Corporation for a finder's fee, brokerage commission or other like payment.

         5.19 APPROVAL OF AGREEMENTS. The board of "directors of Acquired Corporation has approved this Agreement and the transactions contemplated by this Agreement and has authorized the execution and delivery by Acquired Corporation of this Agreement. Subject to the matters referred to in section 8.2, Acquired Corporation has full power, authority and legal right to enter into this Agreement, and, upon appropriate vote of the shareholders of Acquired Corporation in accordance with this Agreement, Acquired Corporation shall have full power, authority and legal right to consummate She transactions contemplated by this Agreement.

         5.20 DISCLOSURE. No representation or warranty, nor any statement or certificate furnished or to be furnished to BancGroup by Acquired Corporation, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or in any such statement or certificate not misleading.

         5.21 REGISTRATION STATEMENT.At the time the Registration Statement becomes effective and at the time of the Stockholders Meeting, the Registration Statement, including the Proxy Statement which shall constitute part thereof, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this section shall only apply to statements in or omissions from the Proxy Statement relating to descriptions of the business of Acquired Corporation, its Assets, properties, operations, and capital stock or to information furnished in writing by Acquired Corporation or its representatives expressly for inclusion in the Proxy Statement.

         5.22 LOANS; ADEQUACY OF ALLOWANCE FOR LOAN LOSSES. All reserves for loan losses shown on the most recent financial statements furnished by Acquired Corporation have been calculated in accordance with prudent and customary banking practices and are adequate in all material respects to reflect the risk inherent in the loans of any Acquired Corporation Company. Acquired Corporation has no Knowledge of any fact which is likely to require a future material increase in the provision for loan losses or a material decrease in the loan loss reserve reflected in such financial statements. Each loan reflected as an Asset on the financial statements of Acquired Corporation is the legal, valid and binding obligation of the obliger of each loan, enforceable in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles. No Acquired Corporation Company has in its portfolio any loan exceeding its legal lending limit, nor, except as disclosed on Schedule 5.22, any known significant delinquent, substandard, doubtful, loss, nonperforming or problem loans.

         5.23 ENVIRONMENTAL MATTERS. Except as provided in Schedule 5.23, to the Knowledge of Acquired Corporation, each Acquired Corporation Company is in material compliance with all Laws and other governmental requirements relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollution, or toxic hazardous or other substance (the "Environmental Laws"), and Acquired Corporation has no Knowledge that any Acquired Corporation Company has not complied with all regulations and requirements promulgated by the Occupational Safety and Health Administration that are applicable to any Acquired Corporation Company. To the Knowledge of Acquired Corporation, there is no Litigation pending or threatened with respect to any violation or alleged violation of the Environmental Laws. Acquired Corporation has no Knowledge, with respect to Assets of or owned by any Acquired Corporation Company, that (i) there has been spillage, leakage, contamination or release of any substances for which the appropriate remedial action has not been completed; (ii) any owned or leased property is contaminated with or contains any hazardous substance or waste; and
(iii) there are any underground storage tanks on any premises owned or leased by any Acquired Corporation Company. Acquired Corporation has no Knowledge of any facts which might suggest that any Acquired Corporation Company has engaged in any management practice with respect to any of its past or existing borrowers which could reasonably be expected to subject any Acquired Corporation Company to any Liability, either directly or indirectly, under the principles of law as set forth in United States v. Fleet Factors Corp., 901 F.2 d 1550 (11th Cir.
1990) or any similar principles. Moreover, Acquired Corporation has no Knowledge that any Acquired Corporation Company has extended credit, either or j a secured or unsecured basis, to any person or other entity engaged in any activities which would require or requires such person or entity to obtain any Permit under any Environmental Law which has not been obtained.

         5.24 TRANSFER OF SHARES. Acquired Corporation has no Knowledge of any plan or intention on the part of Acquired Corporation's shareholders to sell or otherwise dispose of any of the BancGroup Common Stock to be received by them in the Merger that would, reduce such shareholders' ownership to a number of shares having, in the aggregate, a fair market value of less than fifty (50%) percent of the total fair market value of Acquired Corporation common stock outstanding immediately before the Merger.

         5.25 COLLECTIVE BARGAINING. There are no labor contracts, collective bargaining agreements, letters of undertakings or other arrangements, formal or informal, between any Acquired Corporation Company and any union or labor organization covering any of Acquired Corporation's Company's employees and none of said employees are represented by any union or labor organization.

         5.26 LABOR DISPUTES. To the Knowledge of Acquired Corporation, each Acquired Corporation Company is in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours. No Acquired Corporation Company is or has been engaged in any unfair labor practice, and, to the Knowledge of Acquired Corporation, no unfair labor practice complaint against any Acquired Corporation Company is pending before the National Labor Relations Board. Relations between management and each Acquired Corporation Company and the employees are amicable and there have not been, nor to the Knowledge of Acquired Corporation, are there presently, any attempts to organize employees, nor to the Knowledge of Acquired Corporation, are there plans for any such attempts.

         5.27 DERIVATIVE CONTRACTS. No Acquired Corporation Company is a party to or has agreed to enter into a swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract or derivative security not included in Acquired Corporation's financial statements which is a financial derivative contract (including various combinations thereof).

                                    ARTICLE 6
                              ADDITIONAL COVENANTS

         6.1 ADDITIONAL COVENANTS OF BANCGROUP. BancGroup covenants to and with Acquired Corporation as follows:

                  (a) Registration Statement and Other Filings. BancGroup shall prepare and file with the SEC the Registration Statement on Form S-4 (or such other form as may be appropriate) and all amendments and supplements thereto, in form reasonably satisfactory to Acquired Corporation and its counsel, with respect to the Common Stock to be issued pursuant to this Agreement. BancGroup shall use reasonable good faith efforts to prepare all necessary filings with any Agencies which may be necessary for approval to consummate the transactions contemplated by this Agreement.

                  (b) Blue Sky Permits. BancGroup shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities Law or "blue sky" Permits and approvals required to carry out the transactions contemplated by this Agreement.

                  (c) Financial Statements. BancGroup shall furnish to Acquired
Corporation:

                           (i) As soon as practicable and in any event within
forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations of BancGroup for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and a consolidated statement of financial condition of BancGroup as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments;

                           (ii) Promptly upon receipt thereof, copies of all
audit reports submitted to BancGroup by independent auditors in connection with each annual, interim or special audit of the books of BancGroup made by such accountants;

                           (iii) As soon as practicable, copies of all such
financial statements and reports as it shall send to its stockholders and of such regular and periodic reports as BancGroup may file with the SEC or any other Agency; and

                           (iv) With reasonable promptness, such additional
financial data as Acquired Corporation may reasonably request.

                  (d) No Control of Acquired Corporation by BancGroup. Notwithstanding any other provision hereof, until the Effective Date, the authority to establish and implement the business policies of Acquired Corporation shall continue to reside solely in Acquired Corporation's officers and board of directors.

                  (e) Listing. Prior to the Effective Date, BancGroup shall use its reasonable efforts to list the shares of BancGroup Common Stock to be issued in the Merger on the NYSE or other quotations system on which such shares are primarily traded.

                  (f) Employee Benefit Matters. On The Effective Date, all employees of any Acquired Corporation Company shall, at BancGroup's option, either become employees of the Resulting Corporation or its Subsidiaries or be entitled to severance benefits in accordance with Colonial Bank's severance policy as of the date of this Agreement. All employees of any Acquired Corporation Company who become employees of the Resulting Corporation or its Subsidiaries on the Effective Date shall be entitled, to the extent permitted by applicable Law, to participate in all benefit plans of Colonial Bank to the same extent as Colonial Bank employees, except as stated Otherwise in this section. Employees of any Acquired Corporation Company who become employees of the Resulting Corporation or its Subsidiaries on the Effective Date shall be allowed to participate as of the Effective Date in the medical and dental benefits plan of Colonial Bank as new employees of Colonial Bank, and the time of employment of such employees who are employed at least 30 hours per week with any Acquired Corporation Company as of the Effective Date shall be counted as employment under such dental and medical plans of Colonial Bank for purposes of calculating any 30 day waiting period and pre-existing condition limitations. To the extent permitted by applicable Law, the period of service with the appropriate Acquired Corporation Company of all employees who become employees of the Resulting Corporation or its Subsidiaries on the Effective Date shall be recognized only for vesting and eligibility purposes under Colonial Bank's benefit plans. In addition, if the Effective Date falls within an annual period of coverage under any group health plan or group dental plan of the Resulting Corporation and its Subsidiaries, each such Acquired Corporation Company employee shall be given credit for covered expenses paid by that employee under comparable employee benefit plans of the Acquired Corporation Company during the applicable coverage period through the Effective Date towards satisfaction of any annual deductible limitation and out-of-pocket maximum that may apply under that group health plan or group dental plan of the Resulting Corporation and its Subsidiaries.

                  (g) Acquisition of Discovery Period Insurance Coverage. BancGroup shall, or shall cause Colonial Bank to, use its reasonable best efforts to purchase a runoff "discovery period" extension under the Acquired Corporation's existing director and officer liability insurance policy covering persons who are currently covered by such insurance for a period of two years after the Effective Date; provided, that neither BancGroup nor Colonial Bank shall be obligated to pay more than $20,000 in premium costs for such coverage.

                  (h) Indemnification. Subject to the conditions set forth in the succeeding paragraph, for a period of five years after the Effective Date BancGroup shall, and shall cause

Colonial Bank to, indemnify, defend and hold harmless each person entitled to indemnification from the Acquired Corporation (each being an "Indemnified Party") against all liabilities arising out of actions or omissions occurring upon or prior to the Effective Date (including without limitation the transactions contemplated by this Agreement) to the maximum extent authorized under Section 607.0850 of the FBCA.

                           (i) Any Indemnified Party wishing to claim
indemnification under this subsection (b), upon learning of any such liability or Litigation, shall promptly notify BancGroup thereof. In the event of any such Litigation (whether arising before or after the Effective Date (i) BancGroup or Colonial Bank shall have the right to assume the defense thereof with counsel reasonably acceptable to such Indemnified Party and, upon assumption of such defense, BancGroup shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if BancGroup or Colonial Bank elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between BancGroup and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and BancGroup or Colonial Bank shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided that BancGroup shall be obligated pursuant to this subsection to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation; and
(iii) BancGroup shall not be liable for any settlement effected without its prior consent; and further provided that BancGroup and Colonial Bank shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                  (ii) In consideration of and as a condition precedent to the effectiveness of the indemnification obligations provided by BancGroup in this section to a director or officer of the Acquired Corporation, such director or officer of the Acquired Corporation shall have delivered to BancGroup on or prior to the Effective Date a letter in form reasonably satisfactory to BancGroup concerning claims such directors or officer may have against Acquired Corporation. In the letter, the directors or officer shall: (i) acknowledge the assumption by BancGroup as of the Effective Date of all Liability (to the extent Acquired Corporation is so liable) for claims for indemnification arising under section 6.1(h) hereof; (ii) affirm that they do not have nor are they aware of any claims they might have (other than those referred to in the following clause
(iii) against Acquired Corporation; (iii) identify any claims or any facts or circumstances of which they are aware that could give rise to a claim for indemnification under section 6.1(h)(i) hereof; and (iv) release as of the Effective Date any and all claims that they may have against any Acquired Corporation Company other than (A) those referred to in the foregoing clause
(iii) and disclosed in the letter of the director or officer, (B) claims which have not yet been asserted against such director or officer (other than claims arising from facts and circumstances of which such director or of fleer in such director or executive officer's letter), (C) claims arising from any transaction contemplated by this Agreement or disclosed in any schedule to this Agreement, and (D) claims arising in the ordinary course of business of any Acquired Corporation Company after the date of the letter.

                  (iii) Acquired Corporation hereby represents and warrants to BancGroup that it has no Knowledge of any claim, pending or threatened, or of any facts or circumstances that could give rise to any obligation by BancGroup to provide the indemnification required by this section 6.1(h) other than as disclosed in the letters of the directors and executive officers referred to in section 6.1(h)(iii) hereof or described in any schedule to this Agreement and claims arising from any transaction Contemplated by this Agreement.

         (i) ADDITIONAL COVENANTS OF ACQUIRED CORPORATION. Acquired Corporation covenants to and with BancGroup as follows:

                  (i) Operations. (i) Acquired Corporation will conduct its business and the business of each Acquired Corporation Company in a proper and prudent manner and will use its best efforts to maintain its relationships with its depositors, customers and employees. No Acquired Corporation Company will engage in any material transaction outside the ordinary course of business or make ally material change in its accounting policies or methods of operation, nor will Acquired Corporation permit the occurrence of any change or event which would render any of the representations and warranties in Article 5 hereof untrue in any material respect at and as of the Effective Date with the same effect as though such representations and warranties had been made at and as of such Effective Date. Acquired Corporation will take no action that would prevent or impede the Merger from qualifying (i) for pooling of interests accounting treatment or (ii) as a reorganization with the meaning of Section 368 of the Code.

                  (ii) If requested by BancGroup, Acquired Corporation shall use its best efforts to cause all officers and directors of any Acquired Corporation Company that own any stock of Acquired Corporation and all shareholders of Acquired Corporation who own more than five percent (5%) of Acquired Corporation outstanding shares of common stock, to execute an acknowledgment that such person has no present plan, intention, or binding commitment to sell or otherwise dispose of the BancGroup Common Stock to be received in the Merger within twelve (12) months after the Effective Date.

                  (iii) Stockholders Meeting: Best Efforts. Acquired Corporation will cooperate with BancGroup in the preparation of the Registration Statement and any regulatory filings and will cause the Stockholders Meeting to be held for the purpose of approving the Merger as soon as practicable after the effective date of the Registration Statement, and will use its best efforts to bring about the transactions contemplated by this Agreement, including stockholder approval of this Agreement, this Agreement is terminated as provided herein.

                  (iv) Prohibited Negotiations. Until the termination of this Agreement, neither Acquired Corporation nor any of Acquired Corporation's directors or officers (or any person representing any of the foregoing) shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to or participate in any negotiations or discussions concerning, an Acquisition Proposal other than as contemplated by this Agreement. Acquired Corporation will notify BancGroup immediately if any such Acquisition Proposal is received by Acquired Corporation, if any such information is requested from Acquired Corporation, or if any such negotiations or discussions are sought to be initiated with Acquired Corporation, and Acquired Corporation shall instruct Acquired Corporation's officers, directors, agents or affiliates or their subsidiaries to refrain from doing any of the above; provided, however, that Acquired Corporation may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that legal counsel provides a written opinion to Acquired Corporation (a copy of which shall be provided in advance to BancGroup that it is required to do so in order to comply with its legal obligations. Acquired Corporation shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons other than BancGroup conducted hereto with respect to any of the foregoing.

                  (v) Director Recommendation. The members of the Board of Directors of Acquired Corporation agree to support publicly the Merger, provided, however, that nothing contained herein shall be deemed to prohibit any officer or director of Acquired Corporation from full filling his fiduciary duty or from taking any action that is required by Law.

                  (vi) Shareholder voting. Acquired Corporation shall on the date of execution of this Agreement obtain and submit to BancGroup an agreement from certain of its shareholders substantially in the form set forth in Exhibit A.

                  (vii) Financial Statements. Acquired Corporation shall furnish to BancGroup:

                           (1) As soon as practicable and in any event within 45
days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations of Acquired Corporation for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and a consolidated statement of financial condition of Acquired Corporation as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments;

                           (2) Promptly upon receipt thereof, copies of all
audit reports submitted to Acquired Corporation by independent auditors in connection with each annual, interim or special audit of the books of Acquired Corporation made by such accountants;

                           (3) As soon a practicable, copies of all such
financial statements and reports as it shall send to its stockholders and of such regular and periodic reports as Acquired Corporation may file with the SEC or any other Agency; and

                           (4) With reasonable promptness, such additional
financial data as BancGroup may reasonably request.

                           (5) Fiduciary Duties. Prior to the Effective Date,
(i) no director or officer (each an "Executive") of any Acquired Corporation Company shall, directly or indirectly, own, manage, operate, join, control, be employed by or participate in the ownership, proposed ownership, management, operation or control of or be connected in any manner with, any business, corporation or partnership which is competitive to the business of any Acquired Corporation Company, (ii) all Executives, at all times, shall satisfy their fiduciary duties to Acquired Corporation and its Subsidiaries, and (iii) such Executives shall not (except as required in the course of his or her employment with any Acquired Corporation Company) communicate or divulge to, or use for thy benefit of himself or herself or any other person, firm, association or corporation, without the express written consent of Acquired Corporation, any confidential information which is possessed, owned or used by or licensed by or to any Acquired Corporation Company or confidential information belonging to third parties which any Acquired Corporation Company shall be under obligation to keep secret or which may be communicated to, acquired by or learned of by the Executive in the course of or as a result of his or her employment with any Acquired Corporation Company.

                           (6) Certain Practices. At the request of BancGroup,
(i) Acquired Corporation shall consult with BancGroup and advise BancGroup through its bank Subsidiary in Orlando, Florida of all of the Bank's loan requests over $2,000,000 that are not single-family residential loan requests or of any other loan request outside the Bank's normal course of business, and (ii) Acquired Corporation will consult with BancGroup to coordinate, on a basis mutually satisfactory to Acquired Corporation and BancGroup, such business issues as the Acquired Corporation reasonably believes should be brought to the attention of BancGroup. Acquired Corporation and the Bank shall not be required to undertake any of such activities, however, except as such activities may be in compliance with existing Law and Regulations.

                                    ARTICLE 7
                         MUTUAL COVENANTS AND AGREEMENTS

         7.1 BEST EFFORTS; COOPERATION. Subject to the terms and conditions herein provided, BancGroup and Acquired Corporation each agrees to use its best efforts promptly to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise, including, without limitation, promptly making required deliveries of stockholder lists and stock transfer reports and attempting to obtain all necessary Consents and waivers and regulatory approvals, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. The officers of each Party to this Agreement shall fully cooperate with officers and employees, accountants, counsel and other representatives of the other Parties not only in fulfilling the duties hereunder of the Party of which they are officers but also in assisting, directly or through direction of employees and other persons under their supervision or control, such as stock transfer agents for the Party, the other Parties requiring information which is reasonably available from such Party.

         7.2 PRESS RELEASE. Each Party hereto agrees that, unless approved by the other Parties in advance, such Party will not make any public announcement, issue any press release or other publicity or confirm any statements by any person not a party to this Agreement concerning the transactions contemplated hereby. Notwithstanding the foregoing, each Party hereto reserves the right to make any disclosure if such Party, in its reasonable discretion, deems such disclosure required by Law. In that event, such Party shall provide to the other Party the text of such disclosure sufficiently in advance to enable the other Party to have a reasonable opportunity to comment thereon.

         7.3 MUTUAL DISCLOSURE. Each Party hereto agrees to promptly furnish to each other Party hereto its public disclosures and filings not precluded from disclosure by Law including but not limited to call reports, Form 8-K, Form 10-Q and Form 10-K filings, Y-3 applications, reports on Form Y-6, quarterly or special reports to shareholders, Tax returns, Form S-8 registration statements and similar documents.

         7.4 ACCESS TO PROPERTIES AND RECORDS. Each Party hereto shall afford the officers and authorized representatives of the other Party full access to the Assets, books and records of such Party in order that such other Parties may have full opportunity to make such investigation as they shall desire of the affairs of such Party and shall furnish to such Parties such additional financial and operating data and other information as to its businesses and Assets as shall be from time to time reasonably requested. All such information that may be obtained by any such Party will be held in confidence by such party, will not be disclosed by such Party or any of its representatives except in accordance with this Agreement, and will not be used by such Party for any purpose other than the accomplishment of the Merger as provided herein.

         7.5 NOTICE OF ADVERSE CHANGES. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

                                    ARTICLE 8
                    CONDITIONS TO OBLIGATIONS OF ALL PARTIES

         The obligations of BancGroup and Acquired Corporation to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction, in the sole discretion of the Party relying upon such conditions, or before the Effective Date of all the following conditions, except as such Parties may waive such conditions in writing:

         8.1 APPROVAL BY SHAREHOLDERS. At the Stockholders Meeting, this Agreement and the matters contemplated by this Agreement shall have been duly approved by the vote of the holders of not less than the requisite number of the issued and outstanding voting securities of Acquired Corporation as is required by applicable Law and Acquired Corporation's articles of incorporation and bylaws.

         8.2 REGULATORY AUTHORITY APPROVAL. Orders, Consents and approvals, in form and substance reasonably satisfactory to BancGroup and Acquired Corporation, shall have been entered by the Board of Governors of the Federal Reserve System and other appropriate bank regulatory Agencies (i) granting the authority necessary for the consummation of the transactions contemplated by this Agreement, including the merger of the Bank with Colonial Bank as structured pursuant to section 2.8 hereof and (ii) satisfying all other requirements prescribed by Law. No Order, Consent or approval so obtained which is necessary to consummate the transactions as contemplated hereby shall be conditioned or restricted in a manner which in the reasonable good faith judgment of the Board of Directors of BancGroup would so materially adversely impact the economic benefits of the transaction as contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

         8.3 LITIGATION. There shall be no pending or threatened Litigation in any court or any pending or threatened proceeding by any governmental commission, board or Agency, with a view to seeking or in which it is sought to restrain or prohibit consummation of the transactions contemplated by this Agreement or in which it is sought to obtain divestiture, rescission or damages in connection with the transactions contemplated by this Agreement and no investigation by any Agency shall be pending or threatened which might result in any such suit, action or other proceeding.

         8.4 REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect; no proceedings for such purpose, or under the proxy rules of the SEC or any bank regulatory authority pursuant to the 1934 Act, and with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC or any bank regulatory authority, and all approvals or authorizations for the offer of BancGroup Common Stock shall have been received or obtained pursuant to any applicable state securities Laws, and no stop order or proceeding with respect to the transactions contemplated hereby shall be pending or threatened under any such state Law.

         8.5 TAX OPINION. An opinion of Coopers & Lybrand, LLP, shall have been received in form and substance reasonably satisfactory to the Acquired Corporation and BancGroup to the effect that (i) the Merger will constitute a "reorganization" within the meaning of section 368 of the Code; (ii) no gain or loss will be recognized by BancGroup or Acquired Corporation; (iii) no gain or loss will be recognized to the shareholders of Acquired Corporation who receive shares of BancGroup Common Stock except to the extent of any taxable "boot" received by such persons from BancGroup, and except to the extent of any dividends received from Acquired Corporation prior to the Effective Date; (iv) the basis of the BancGroup Common Stock received in the Merger will be equal to the sum of the basis of the shares of Acquired Corporation common stock exchanged in the Merger and the amount of gain, if any, which was recognized by the exchanging Acquired Corporation shareholder, including any portion treated as a dividend, less the value of taxable boot, if any, received by such shareholder in the Merger; (v) the holding period of the BancGroup Common Stock will include the holding period of the shares of Acquired Corporation common stock exchanged therefor if such shares of Acquired

Corporation common stock are capital assets in the hands of the exchanging Acquired Corporation shareholder; and (vi) cash received by an Acquired Corporation shareholder in lieu of a fractional share interest of BancGroup Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of BancGroup Common Stock which he or she would otherwise be entitled to receive and will qualify as capital gain or loss (assuming the Acquired Corporation common stock is a capital asset in his or her hands as of the Effective Date).

                                    ARTICLE 9
                CONDITIONS TO OBLIGATIONS OF ACQUIRED CORPORATION

         The obligations of Acquired Corporation to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction on or before the Effective Date of all the following conditions except as Acquired Corporation may waive such conditions in writing:

         9.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding any investigation made by or on behalf of Acquired Corporation, all representations and warranties of BancGroup contained in this Agreement shall be true in all material respects on and as of the Effective Date as if such representations and warranties were made on and as of such Effective Date, and BancGroup shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the Effective Date.

         9.2 ADVERSE CHANGES. There shall have been no changes after the date of the most recent balance sheet provided under section 4.3(a)(i) hereof in the results of operations (as compared with the corresponding period of the prior fiscal year), Assets, Liabilities, financial condition or affairs of BancGroup which in their total effect constitute a Material Adverse Effect, nor shall there have been any material changes in the Laws governing the business of BancGroup or which would impair the rights of Acquired Corporation or its shareholders pursuant to this Agreement.

         9.3 CLOSING CERTIFICATE. In addition to any other deliveries required to be delivered hereunder, Acquired Corporation shall have received a certificate from the President or a Vice President and from the Secretary or Assistant Secretary of BancGroup dated as of the Closing certifying that:

                  (a) the Board of Directors of BancGroup has duly adopted resolutions approving the substantive terms of this Agreement and authorizing the consummation of the transactions contemplated by this Agreement and such resolutions have not been amended or modified and remain in full force and effect;

                  (b) each person executing this Agreement on behalf of BancGroup is an officer of BancGroup holding the office or offices specified therein and the signature of each person set forth on such certificate is his or her genuine signature;

                  (c) the certificate of incorporation and bylaws of BancGroup referenced in section 4.4 hereof remain in full force and effect;

                  (d) such persons have no knowledge of a basis for any material claim, in any court or before any Agency or arbitration or otherwise against, by or affecting BancGroup or the business, prospects, condition (financial or otherwise), or Assets of BancGroup or which would prevent the performance of this Agreement or the transactions contemplated by this Agreement or declare the same unlawful or cause the rescission thereof;

                  (e) to such persons' knowledge, the Proxy Statement delivered to Acquired Corporation's shareholders, or any amendments or revisions thereto so delivered, as of the date thereof, did not contain or incorporate by reference any untrue statement of a material fact or omit to state any material fact required to be stated thereon or necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood that such persons need not express a statement as to information concerning or provided by Acquired Corporation for inclusion in such Proxy Statement); and

                  (f) the conditions set forth in this Article 9 insofar as they relate to BancGroup have been satisfied.

         9.4 OPINION OF COUNSEL. Acquired Corporation shall have received an opinion of Miller, Hamilton, Snider & Odom, L.L.C., counsel to BancGroup, dated as of the Closing, substantially in the form set forth in Exhibit B here To.

         9.5 FAIRNESS OPINION. Acquired Corporation shall have received prior to the mailing of the Proxy Statement from The Carson Medlin Company a letter setting forth its opinion that the Merger Consideration to be received by the shareholders of Acquired Corporation under the terms of this Agreement is fair to them from a financial point of view, and such opinion shall not have been withdrawn as of the Effective Date.

         9.6 NYSE LISTING. The shares of BancGroup Common Stock to be issued under this Agreement shall have been approved for listing on the NYSE.

         9.7 OTHER MATTERS. There shall have been furnished to counsel for Acquired Corporation certified copies of such corporate records of BancGroup and copies of such other documents as such counsel may reasonably have requested for such purpose.

         9.8 MATERIAL EVENTS. There shall have been no determination by the board of directors of Acquired Corporation that the transact contemplated by this Agreement have become impractical because of any state of war , declaration of a banking moratorium in the United States or a general suspension of trading on the NYSE or any other exchange on which BancGroup Common Stock may be traded.

                                   ARTICLE 10
                     CONDITIONS TO OBLIGATIONS OF BANCGROUP

         The obligations of BancGroup to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction on or before the Effective Date of all of the following conditions except as BancGroup may waive such conditions in writing:

         10.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding any investigation made by or on behalf of BancGroup, all representations and warranties of Acquired Corporation contained in this Agreement shall be true in all material respects on and as of the Effective Date as if such representations and warranties were made on and as of the Effective Date, and Acquired Corporation shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the Effective Date.

         10.2 ADVERSE CHANGES. There shall have been no changes after the date of the most recent balance sheet provided under section 5.4(a)(i) hereof in the results of operations (as compared with the corresponding period of the prior fiscal year), Assets, Liabilities, financial condition, or affairs of Acquired Corporation which constitute a Material Adverse Effect, nor shall there have been any material changes in the Laws governing the business of Acquired Corporation which would impair BancGroup's rights pursuant to this Agreement.

         10.3 CLOSING CERTIFICATE. In addition to tiny deliveries required to be delivered hereunder, BancGroup shall have received a certificate from Acquired Corporation executed by the President or Vice President and from the Secretary or Assistant Secretary of Acquired Corporation dated as of the Closing certifying that:

                  (a) the Board of Directors of Acquired Corporation has duly adopted resolutions approving the substantive terms of this Agreement and authorizing the consummation of the transactions contemplated by this Agreement and such resolutions have not been amended or modified and remain in full force and effect;

                  (b) the shareholders of Acquired Corporation have duly adopted resolutions approving the substantive terms of the Merger and the transactions contemplated thereby and such resolutions have not been amended or modified and remain in full force and effect;

                  (c) each person executing this Agreement on behalf of Acquired Corporation is an officer of Acquired Corporation holding the office or offices specified therein and the signature of each person set forth on such certificate is his or her genuine signature;

                  (d) the articles of incorporation and bylaws of Acquired Corporation and the Bank referenced in section 5.8 hereof remain in full force and effect and have not been amended or modified since the date hereof;

                  (e) to such persons' knowledge, the Proxy Statement delivered to Acquired Corporation's shareholders, or any amendments or revisions thereto so delivered, as of the date thereof, did not contain or incorporate by reference any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood that such persons need only express a statement as to information concerning or provided by Acquired Corporation for inclusion in such Proxy Statement); and

                  (f) the conditions set forth in this Article 10 insofar as they relate to Acquired Corporation have been satisfied.

         10.4 OPINION OF COUNSEL. BancGroup shall have received an opinion of Bush Ross Gardner Warren & Rudy, P.A., counsel to Acquired Corporation, dated as of the Closing, substantially as set forth in Exhibit C hereto.

         10.5 CONTROLLING SHAREHOLDERS. Each shareholder of Acquired Corporation who may be an "affiliate" of Acquired Corporation, within the meaning of Rule 145 of the general rules and regulations under the 1933 Act shall have executed and delivered an agreement satisfactory to BancGroup to the effect that such person shall not make a "distribution" (within the meaning of Rule 145) of the Common Stock which he receives upon the Effective Date and that such Common Stock will be held subject to all applicable provisions of the 1933 Act and the rules and regulations of the SEC thereunder, and the undersigned will not sell or otherwise reduce Ask relative to any shares of BancGroup Common Stock received in the Merger until financial results concerning at least 30 days of post-Merger combined operations have been published by BancGroup within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Acquired Corporation recognizes and acknowledges that BancGroup Common Stock issued to such persons may bear a legend, in form reasonably acceptable to the Acquired Corporation, evidencing the agreement described above.

         10.6 OTHER MATTERS. There shall have been furnished to counsel for BancGroup certified copies of such corporate records of Acquired Corporation and copies of such other documents as such counsel may reasonably have requested for such purpose.

         10.7 DISSENTERS. The number of shares as to which shareholders of Acquired Corporation shall have exercised dissenters rights of appraisal under section 3.6 does not exceed 10 percent of the outstanding shares of common stock of Acquired Corporation.

         10.8 MATERIAL EVENTS. There shall have been no determination by the board of directors of BancGroup that the transactions contemplated by this Agreement have become impractical because of any state of war, declaration of a banking moratorium in the United States or general suspension of trading on the NYSE or any exchange on which BancGroup Common Stock may be traded.

         10.9 SEVERANCE AGREEMENT. A severance agreement, in form and substance reasonably satisfactory to BancGroup and Richard H. Eatman, shall have been executed between BancGroup and Richard H. Eatman.

         10.10 POOLING OF INTEREST. BancGroup shall have received the written opinion of Coopers & Lybrand, L.L.P., that the Merger will qualify for the pooling of interests method of accounting under generally accepted accounting principles.

                                   ARTICLE 11
                  TERMINATION OF REPRESENTATIONS AND WARRANTIES

         All representations and warranties provided in Articles 4 and 5 of this Agreement or in any closing certificate pursuant to Articles 9 and 10 shall terminate and be extinguished at and shall not survive the Effective Date. All covenants, agreements and undertakings required by this Agreement to be performed by any Party hereto following the Effective Date shall survive such Effective Date and be binding upon such Party. If the Merger is not consummated, all representations, warranties, obligations, covenants, or agreements hereunder or in any certificate delivered hereunder relating to the transaction which is not consummated shall be deemed to be terminated or extinguished, except that Sections 7.2, 7.4, Article 11, Article 15 and any applicable definitions of
Article 14, shall survive. Items disclosed in the Exhibits and Schedules attached hereto are incorporated into this Agreement and form a part of the representation,, warranties, covenants or agreements to which they relate. Information provided in such Exhibits and Schedules is provided only in response to the specific section of this Agreement which calls for such information.

                                   ARTICLE 12
                                     NOTICES

         All notices, requests, demands, consents, approvals and other communications under this Agreement shall be in writing and shall be given to the recipient party by hand delivery; or by sending a copy thereof by first class or express mail, postage prepaid, by telegram (with messenger service specified), or by courier service (with charges prepaid), in each case to the address indicated below or to such other address as the recipient shall have provided in accordance with the terms hereof; or by sending a copy thereof by whatever telecopier service the recipient shall have designated below (or by subsequent notice provided in accordance with the terms hereof). If the notice is sent by mail, telegraph or courier services, it shall be deemed to have been given that the recipient when deposited in the United States mail or with a telegraph office or courier service for delivery to that party; or if by telecopier, when the sending party is in receipt of documentary evidence that the transmission has been successfully completed. Whenever the furnishing of notice is required, the same may be waived by the party entitle id to receive such notice. Until further notice is provided, the address and telecopier number of each party is as stated below:

As to BancGroup:
                           One Commerce Street, Suite 800
                           Montgomery, Alabama  33602
                           Attention: W. Flake Oakley, IV
                           Telecopier No. (334) 240-6019

                           Copy to: Michael D. Waters, Esq.
                           Miller, Hamilton, Snider & Odom, L.L.C.
                           One Commerce Street, Suite 802
                           Montgomery, Alabama 36104
                           Telecopier No. (334) 265-4533

As to Acquired Corporation:
                           510 Vonderburg Drive
                           Brandon, Florida 33511
                           Attention: Richard H. Eatman, President
                           Telecopier No. (813) 651-1629


                           Copy to: Jeremy P. Ross, Esq.
                           Bush Ross Gardner Warren & Rudy, P.A.
                           220 South Franklin Street
                           Tampa, Florida 33602
                           Telecopier No. 813) 223-9620

                                   ARTICLE 13
                            AMENDMENT OR TERMINATION

         13.1 AMENDMENT. This Agreement may be amended by the mutual consent of BancGroup and Acquired Corporation before or after approval of the transactions contemplated herein by the shareholders of Acquired Corporation.

         13.2 TERMINATION. This Agreement may be terminated at any time prior to or on the Effective Date whether before or after action thereon by the shareholders of Acquired Corporation, as follows:

                  (a) by the mutual consent of the respective boards of directors of Acquired Corporation and BancGroup;

                  (b) by the board of directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach snd which breach would provide the non-breaching Party the ability to refuse to consummate the Merger for failure to satisfy the condition set forth in section
10.1 of this Agreement in the case of BancGroup and section 9.1 of this Agreement in the case of Acquired Corporation;

                  (c) by the board of directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach, or if any of the conditions to the obligations of such Party contained in this Agreement in Article 9 as to Acquired Corporation or Article 10 as to BancGroup shall not have been satisfied in full; or

                  (d) by the board of directors of either BancGroup or Acquired Corporation if all transactions contemplated by this Agreement shall not have been consummated on or prior to June 30, 1997, if the failure to consummate the transactions provided for in this Agreement on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this section 13.2(d).

         13.3 DAMAGES. In the event of termination pursuant to section 13.2, Acquired Corporation and BancGroup shall not be liable for damages for any breach of warranty or representation contained in this Agreement made in good faith, and, in that case, the expenses incurred shall be borne as set forth in section 15.1 hereof.

                                   ARTICLE 14
                                   DEFINITIONS

                  (a) The following terms, which are capitalized in this agreement, shall have the meanings set forth below for the purpose of this
Agreement:

Acquired Corporation                Fort Brooke Bancorporation, a Florida
                                    corporation.

Acquired Corporation Company        Shall mean Acquired Corporation, the Bank,
                                    any Subsidiary of Acquired Corporation or the Bank, or any person or entity acquired as a Subsidiary of Acquired Corporation or the Bank in the future and owned by Acquired
                                    Corporation or the Bank at the Effective
                                    Date.

Acquired Corporation Options        Options respecting the issuance of 60,410
                                    shares of Acquired Corporation common
                                    stock pursuant to Acquired Corporation's stock option plans.

Acquired Corporation Stock          Shares of common stock, par value $.001 per
                                    share, of Acquired Corporation.

Acquisition Proposal                Shall mean, with respect to a Party, any
                                    tender offer or exchange offer or any
                                    proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

Agencies Shall mean, collectively, the Federal Trade Commission, the United State Department of Justice, the Board of Governors of the Federal Reserve System, the Federal Insurance Deposit Corporation, the Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, HUD, the VA, the FHA, the GNMA, the FNMA, the FHLMC, the NYSE, and the SEC.

Agreement                           Shall mean this Agreement and Plan of Merger
                                    and the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference.

Assets Of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character a aid description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                                    The Colonial BancGroup, Inc., a Delaware corporation with its principal offices in Montgomery, Alabama.

BancGroup                           Bank Fort Brooke Band, a Florida state bank.

Closing The closing of thy transactions contemplated hereby as described in section 2.7 of this Agreement.

Code                                The Internal Revenue Code of 1986, as
                                    amended.

Colonial Bank                       BancGroup's Subsidiary bank located in
                                    Orlando, Florida.

Common Stock BancGroup's Common Stock authorized and defined in the restated certificate of incorporation of BancGroup, as amended.

Consent Any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

Contract Any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

Default Shall mean (i) any breach or violation of or default under any Contract, Order or Permit,
                                    (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

DGCL                                The Delaware General Corporation Law.

Effective                           Date Means the date and time at which the
                                    Merger becomes effective as defined in
                                    section 2.7 hereof.

Environmental Laws                  Means the laws, regulations and governmental
                                    requirements referred to in section 5.23 hereof.

ERISA The Employee Retirement Income Security Act of 1974, as amended.

Exchange Ratio                      The ratio obtained by dividing $31.50 by the
                                    Market Value, as set forth in section
                                    3.1(b).

Exercise Price The exercise price of Acquired Corporation Options as set forth in section 3.1(b)(ii).

Exhibits A through C, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

FBCA                                The Florida Business Corporation Act

Knowledge                           Means the actual knowledge of the Chairman,
                                    President, Chief Financial Officer, Chief
                                    Accounting Officer, Chief Credit Officer,
                                    General Counsel or any Senior or Executive
                                    Vice President of BancGroup, in the case of knowledge of BancGroup, or of Acquired
                                    Corporation and the Bank, in the case of knowledge of Acquired Corporation.

Law Any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Agency.

Liability                           Any direct or indirect, primary or
                                    secondary, liability, indebtedness,
                                    obligation, penalty, cost or expense
                                    (including costs of investigation,
                                    collection and defense), deficiency,
                                    guaranty or endorsement of or by any Person
                                    (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

Lien Any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecaffon, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than
                                    (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens in the form of easements and restrictive covenants on real property which do not create a Material Adverse Effect with respect to the use of such property by the current owner thereof.

Litigation                          Any action, arbitration, complaint, criminal
                                    prosecution, governmental or other
                                    examination or investigation, hearing,
                                    inquiry, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

Loss Any and all direct or indirect payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, losses, diminution in the value of Assets, damages, punitive, exemplary or consequential damages (including, but not limited to, lost income and profits and interruptions of business), liabilities, costs, expenses (including without limitation, reasonable attorneys' fees and expenses, and consultant's fees and other costs of defense or investigation), and interest on any amount payable to a third party as a result of the foregoing.

Material For purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

Material Adverse Effect             On a Party shall mean an event, change or
                                    occurrence which has a material adverse
                                    impact on (i) the financial position,
                                    Assets, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this
                                    Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

Merger The merger of Acquired Corporation with BancGroup as contemplated in this Agreement.

Merger Consideration                The distribution of BancGroup Common Stock
                                    and cash for each share of Acquired
                                    Corporation Stock as provided in section
                                    3.1(a) hereof.

NYSE                                The New York Stock Exchange.

Order Any administrative decision or award, decree, injunction, judgment, order, quasijudicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Agency.

Party Shall mean Acquired Corporation or BancGroup, and "Parties" shall mean both Acquired Corporation and BancGroup.

Permit Any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

Person A natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

Proxy Statement                     The proxy statement used by Acquired
                                    Corporation to solicit the approval of its stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of BancGroup relating to the issuance of the BancGroup Common
                                    Stock to the shareholders of Acquired
                                    Corporation.

Registration Statement              The registration statement on Form S-4, or
                                    such other appropriate form, to be filed with the SEC by BancGroup, and which has been agreed to by Acquired Corporation, to register the shares of BancGroup Common
                                    Stock offered to stockholders of the Bank pursuant to his Agreement, including the Proxy Statement.

Resulting Corporation               BancGroup, as the surviving corporation
                                    resulting from the Merger.

SEC                                 United States Securities and Exchange
                                    Commission.

Stockholders Meeting                The special meeting of stockholders of
                                    Acquired Corporation called to approve the transactions contemplated by this Agreement.

Subsidiaries                        Shall mean all those corporations, banks,
                                    associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent;
                                    provided, however, there shall not be
                                    included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

Tax or Taxes                        Means any federal, state, county, local,
                                    foreign, and other taxes, assessments,
                                    charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

1933 Act                            The Securities Act of 1933, as amended.

1934 Act                            The Securities Exchange Act of 1934, as
                                    amended.



                                   ARTICLE 15
                                  MISCELLANEOUS

         14.1 EXPENSES. Each Party hereto shall bear its own legal, auditing, trustee, investment banking, regulatory and other expenses in connection with this Agreement and the transactions contemplated hereby.

         14.2 BENEFIT. This Agreement shall inure to the benefit of and be binding upon Acquired Corporation and BancGroup, and their respective successors. This Agreement shall not be assignable by any Party without the prior written consent of the other Party.

         14.3 GOVERNING LAW. Except to the extent that the laws of the State of Florida apply to the Merger, this Agreement shall be governed by, and construed in accordance with the Laws of the State of Delaware without regard to any conflict of Laws.

         14.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each Party thereto.

         14.5 HEADINGS. The headings of the various articles and sections of this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement or considered in construing the provisions thereof.

         14.6 SEVERABILITY. Any term or provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining terms and provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction, and if any term or provision of this Agreement is held by any court of competent jurisdiction to be void, voidable, invalid or unenforceable in any given circumstance or situation, then all other terms and provisions, being severable, shall remain in full force and effect in such circumstance or situation and the term or provision shall remain valid and in effect in any other circumstances or situation.

         14.7 CONSTRUCTION. Use of the masculine pronoun herein shall be deemed to refer to the feminine and neuter genders and the use of singular references shall be deemed to include the plural and vice versa, as appropriate. No inference in favor of or against any Party shall be drawn from the fact that such Party or such Party's counsel has drafted any portion of this Agreement.

         14.8 RETURN OF INFORMATION. In the event of termination of this Agreement prior to the Effective Date, each Party shall return to the other, without retaining copies thereof, all confidential or non-public documents, work papers and other materials obtained from the other Party in connection with the transactions contemplated in this Agreement and shall keep such information confidential, not disclose such information to any other person or entity, and not use such information in connection with its business.

         14.9 EQUITABLE REMEDIES. The parties hereto agree that, in the event of a breach of this Agreement by either Party, the other Party may be without an adequate remedy at law owing to the unique nature of the contemplated transactions. In recognition thereof, in addition to (and not in lieu of) any remedies at law that may be available to the nonbreaching Party, the non-breaching Party shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Agreement by the other Party, and no attempt on the part of the non-breaching Party to obtain such equitable relief shall be deemed to constitute an election of remedies by the non-breaching Party that would preclude the non-breaching Party from obtaining any remedies at law to which it would otherwise be entitled.

         14.10 ATTORNEYS' FEES. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its costs and expenses incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

         14.11 NO WAIVER. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or Default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or Default, nor shall it be construed to be a wavier of any such right; power or remedy, or an acquiescence in any similar breach or Default; nor shall any waiver of any single breach or Default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Agreement must be in writing and be executed by the Parties to this Agreement and shall be effective only to the extent specifically set forth in such writing.

         14.12 REMEDIES CUMULATIVE. All remedies provided in this Agreement, by law or otherwise, shall be cumulative and not alternative.

         14.13 ENTIRE CONTRACT. This Agreement and the documents and instruments referred to herein constitute the entire contract between the parties to this Agreement and supersede all other understandings with respect to the subject matter of this Agreement.

         IN WITNESS WHEREOF, Acquired Corporation and BancGroup have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

ATTEST:                             FORT BROOKE BANCORPORATION



--------------------------------    --------------------------------------------

By: John Adams                      By: Richard H. Eatman
   -----------------------------       -----------------------------------------

Its: Secretary                      Its: President and Chief Executive Officer
    ----------------------------        ----------------------------------------

(CORPORATE SEAL)

ATTEST:                             THE COLONIAL BANCGROUP, INC.

By:                                 By:
   -----------------------------       -----------------------------------------

Its: Assistant Secretary            Its: Chief Financial Officer
    ----------------------------        ----------------------------------------

(CORPORATE SEAL)

                                    EXHIBIT A





                                November 18, 1996


Mr. Robert E. Lowder
Chairman of the Board and
Chief Executive Officer
The Colonial BancGroup, Inc.
Post Office Box 1108
Montgomery, Alabama 36101

         RE: Merger

Dear Mr. Lowder:

         I am writing to confirm the following agreement between The Colonial BancGroup, Inc. ("BancGroup") and the undersigned regarding the proposed merger between Fort Brooke Bancorporation ("Acquired Corporation") and BancGroup pursuant to the Agreement and Plan of Merger dated as of November 18, 1996 (the "Agreement"). In consideration of the merger and until the merger is consummated in accordance with the Agreement or the Agreement is terminated in accordance with its terms, whichever is the first to occur, I agree to vote all of the shares of Acquired Corporation that I own directly or indirectly or otherwise have the power to vote in favor of the merger of Acquired Corporation and BancGroup and in favor of the other transactions contemplated between the two parties under the agreement, provided that the foregoing is subject to my receipt of the Proxy Statement as defined in the Agreement. Furthermore, for the same period of time I will vote any shares I own in Acquired Corporation against any business combination or other reorganization of any kind involving Acquired Corporation or its subsidiaries with any entity other than BancGroup.

                                    Sincerely yours,

                                    EXHIBIT B




                          _______________________, 1996


                       (OPINION OF COUNSEL FOR BANCGROUP)

Acquired Corporation

______________________
______________________
______________________

Gentlemen:

         We have acted as counsel to The Colonial BancGroup, Inc. ("BancGroup"), a Delaware corporation, in connection with the merger of [______________] Corporation ("Acquired Corporation"), with and into BancGroup, pursuant to the Agreement and Plan of Merger ("Agreement") dated as of _______________________, 1996 by and between BancGroup and Acquired Corporation. We have Also acted as counsel to BancGroup in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-4, Registration No. _______________ (the "Registration Statement"), and other related matters. The terms used in this opinion that are defined in the Agreement shall have the same definitions where used herein, unless otherwise defined herein.

         In connection with our representation of BancGroup and in order to render this opinion pursuant to section 9.4 of the Agreement, we have examined such records, agreements, instruments, documents, and certificates of officers and employees of BancGroup and of other persons, and such questions of law, as we deemed necessary or appropriate. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of documents submitted to us as certified or photostatic copies. We have relied on certificates issued to us by the secretaries of state and other appropriate government officials of the various states in which BancGroup is incorporated or qualified and, except as expressly set forth in any such documents or hereinafter, we have assumed the authority of the person or persons who have executed any such documents on behalf of any person or persons, state or any other entity.

         Upon the basis of the foregoing, we are of He that:

         (a) BancGroup is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry

Acquired Corporation

______________________
Page _______


on its business as now conducted. Each of BancGroup's subsidiary banks is a wholly-owned subsidiary of BancGroup and is a banking corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation with full corporate power and authority to carry on its business as now conducted;

         (b) The Agreement has been duly authorized, approved and adopted by all requisite corporate action of the board of directors of BancGroup, this being the only corporate authorization required under BancGroup's certificate of incorporation, bylaws and applicable law, has been duly executed and delivered by BancGroup, and constitutes a valid and legally binding agreement of BancGroup enforceable in accordance with its terms;

         (c) The execution, delivery and performance by BancGroup of the Agreement will not violate the restated certificate of incorporation of bylaws of BancGroup and, to the best of our knowledge but without independent verification, will not violate, result in a breach of, or constitute a default under any material lease, loan agreement, indenture, mortgage, deed of trust or other material agreement or instrument known to us to which BancGroup is a party;

         (d) All consents, approvals, authorization, or orders required to be obtained by BancGroup for the consummation of the transactions contemplated by the Agreement have been obtained;

         (e) The shares of BancGroup Common Stock to be issued pursuant to the Agreement are duly authorized and will be when so issued, validly issued and outstanding, fully paid and nonassessable;

         (f) The authorized, issued and outstanding shares of capital stock of BancGroup are as stated in the Agreement, all of which are validly issued, fully paid and nonassessable and not issued in violation of the preemptive rights of any stockholder;

         (g) To our knowledge, there is no action, suit, proceeding or investigation pending or currently threatened against BancGroup which questions the validity of the Agreement or the right of BancGroup to enter into the Agreement, or to consummate the transactions contemplated thereby, or which might result, either individually or in the aggregate, in any changes in the assets, condition, affairs or prospects of BancGroup which are materially adverse to BancGroup, financially or otherwise, or any change in the current equity ownership of BancGroup. To our knowledge, BancGroup is not a party to nor is BancGroup subject to the provisions of any currently order, writ, injunction or decree of any court or government agency or instrumentality.

         (h) To our knowledge, BancGroup is in compliance with all applicable Federal state, municipal and other political subdivision or governmental agency statutes, ordinances and

Acquired Corporation

______________________
Page _______

regulations in every applicable jurisdiction, in respect of the ownership of its properties and the conduct of its business, including, without limitation, antitrust and fair trade practice laws. To our knowledge, there are no investigations, audits or other proceedings by any Federal, state or municipal governmental agency pending or threatened against BancGroup.

         (i) To our knowledge, BancGroup is not in default under any term or condition of any instrument evidencing, creating or securing an y material indebtedness of BancGroup and there has been no default in any material obligation to be performed by BancGroup under any other material contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound; nor has BancGroup waived any material right under any such contract, lease, agreement, commitment or undertaking.

         (j) The Registration Statement has become effective and, to our knowledge, no stop order suspending its effectiveness has been issued nor have any proceedings for that purpose been instituted; and

         (k) The Registration Statement complies us to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. We do not know of any contracts or of documents of a character required to be filed as an exhibit to the Registration Statement, or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or Prospectus which has not been filed or incorporated by reference or described as required. While we have made no independent investigation or verification of factual information relating to BancGroup set forth in the Registration Statement, during the course of our representation of BancGroup, nothing has come to our attention to indicate that the Proxy Statement delivered to Acquired Corporation's stockholders, or any amendments or revisions thereto so delivered, as of the date thereof, contained or incorporated by reference any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood that we do not hereby express an opinion as to the financial statements, the notes thereto or other financial or statistical data contained or incorporated by reference in such Registration Statement or as to any information concerning or provided by Acquired Corporation for inclusion in the Registration Statement).

         We give no opinion as to the laws of any jurisdiction other than the general corporation law of the State of Delaware and the laws of the United States and the State of Alabama. We are licensed to practice law only in the State of Alabama.

         The opinions rendered herein are as of the date hereof. We assume no obligation, and specifically disclaim any responsibility, to update or supplement these opinions to reflect any

Acquired Corporation

______________________
Page _______


facts which hereafter may come to our attention or any changes in facts or law subsequent to the date hereof.

         These opinions have been furnished to you at your request, and we consider them to be a confidential communication which may not be furnished, reproduced, distributed, or disclosed to anyone without our prior written Consent. These opinions are rendered solely for your information and assistance in connect ion with the transactions contemplated in the Agreement. They may not be relied upon by any other person or for any other purpose without our prior written consent.

                                    Sincerely,



                                    Miller, Hamilton, Snider & Odom, L.L.C.


cc: Mr. W. Flake Oakley, IV

Acquired Corporation

______________________
Page _______


                                    EXHIBIT C



                  (OPINION OF COUNSEL FOR ACQUIRED CORPORATION)


                             _________________, 1996


The Colonial BancGroup, Inc.
One Commerce Street, Suite 800
Montgomery, AL 36104

Gentlemen:


         We have acted as counsel to __________________________________
("Acquired Corporation"), a _________________ corporation, in connection with the trap contemplated by that certain Agreement and Plan of Merger (the "Agreement") dated as of _____________________, 1996, by and between Acquired Corporation and The Colonial BancGroup, Inc. ("BancGroup"). We render this opinion pursuant to section 10.4 of th ~ Agreement. Capitalized terms not otherwise defined in this letter have the definitions set forth in the Agreement.

         In rendering the opinions set forth in this letter, we have relied, as to factual matters that affect our opinions, on our examination of the following documents, and we have made no independent verification of the facts asserted to be true and correct in those documents:

                                   [Add list]

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         1. Acquired Corporation is a corporation duly organized, validly existing and in good standing under the laws of __________________. Acquired Corporation (the "Bank") is a ___________ bank duly chartered, organized, validly existing and in good standing under the laws of ___________________, and is a wholly owned subsidiary of Acquired Corporation. Acquired Corporation has the full corporate power and authority to own its properties and to conduct its business as now conducted and to own lease and operate all of its properties. The

The Colonial BancGroup, Inc.

____________________________
Page ____


Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and its deposits are insured by the __________________ Insurance Fund, to the extent provided by applicable law.

         2. Acquired Corporation has the requisite corporate power and authority to execute, deliver and perform its undertakings and obligations under the Agreement and to consummate the transactions provided for therein. The execution, delivery and performance of the Agreement and the consummation of the transactions provided for therein have been duly and validly authorized by all necessary corporate action with respect thereto on the part of Acquired Corporation and its shareholders. The Agreement constitutes a legal, valid and binding obligation of Acquired Corporation, end in accordance with the respective terms thereof.

         3. The execution, delivery, performance and compliance with the terms of the Agreement by Acquired Corporation do not violate a or ___________________ law, rule or regulation or any provision Incorporation or Bylaws or, to our knowledge will constitute a default under any material lease, loan or trust or other material agreement or instrument Corporation is a party.

         4. The authorized capital stock of Acquired Corporation consists of __________ shares of common stock, par value $_________ per share (the "Shares"), of which ____________ Shares are issued and outstanding. All such issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable and are free of preemptive rights.

         5. To our knowledge, there is no action, suit, proceeding or investigation pending or currently threatened against Acquired Corporation which questions the validity of the Agreement or the right of Acquired Corporation to enter into the Agreement, or to consummate the transactions contemplated thereby, or which might result, either individually or in the aggregate, in any changes in the assets, condition, affairs or prospects of Acquired Corporation which are materially adverse to Acquired Corporation, financially or otherwise, or any change in the current equity ownership of Acquired Corporation. To our knowledge, Acquired Corporation is not a party to nor is Acquired Corporation subject to the provisions of any currently effective order, writ, injunction or decree of any court or government agency or instrumentality.

         6. To our knowledge, Acquired Corporation is in compliance with all applicable Federal, state, municipal and other political subdivision or governmental agency statutes, ordinances and regulations in every applicable jurisdiction, in respect of the ownership of its properties and the conduct of its business, including, without limitation, antitrust and fair trade practice laws. To our knowledge, there are no investigations, audits or other proceedings by any

The Colonial BancGroup, Inc.

____________________________
Page ____


Federal, state or municipal governmental agency pending or threatened against Acquired Corporation.

         7. To our knowledge, Acquired Corporation is not in default under any term or condition of any instrument evidencing, creating or securing any material indebtedness of Acquired Corporation, and there has been no default in any material obligation to be performed by Acquired Corporation under any other material contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound; nor has Acquired Corporation waived any material right under any such contract, lease, agreement, commitment or undertaking.

         Our opinion concerning the validity, binding effect and enforceability of the Agreement means that: (a) the Agreement constitutes an effective contract under applicable law; (b) the Agreement is not invalid in it. entirety because of a specific statutory prohibition or public policy, and is not subject in its entirety to a contractual defense; and (c) subject to the last sentence of this paragraph, some remedies are available if Acquired Corporation is in material default under the Agreement. This opinion does not mean that (a) any particular remedy is available upon a material default, or (b) every provision of the Agreement will be upheld or enforced in any circumstance by a court. Furthermore, the validity, binding effect, and the enforceability of the Agreement may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules and regulations, or other laws affecting the enforcement of creditors rights and remedies generally, and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

         We are licensed to practice only in the State of , and our opinions expressed herein are limited to the application of laws in the State of and the Federal laws of the United States of America, and do not extend to any laws of any other state or nation..

         This opinion is intended solely for your use in connection with the above-described transaction and may not be relied upon, used, quoted, made available to, or circulated to or by any third person or entity, in whole or in part, without prior consent.

                                        Very truly yours,



                                        By:
                                           -------------------------------------